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                                                                     EXHIBIT L-2

  GPU'S NON-UTILITY SUBSIDIARIES WITH APPLICABLE EXEMPTION OR COMMISSION ORDER

A.       Financing Subsidiaries

         1.       Met-Ed Preferred Capital II, Inc. ("Met-Ed Preferred")

                  Met-Ed Preferred is a wholly-owned subsidiary of Met-Ed and the sole general partner of Met-Ed Capital II, L.P. ("Met-Ed Capital II"). Met-Ed Capital II is the sponsor of Met-Ed Capital Trust ("MEC Trust"). MEC Trust was created in May 1999 as a statutory business trust under Delaware law solely for the purpose of issuing trust preferred securities each representing a 7.35% Cumulative Preferred Security of Met-Ed Capital II.(1)

         2.       Penelec Preferred Capital II, Inc. ("Penelec Preferred")

                  Penelec Preferred is a wholly-owned subsidiary Penelec and the sole general partner of Penelec Capital II, L.P. ("Penelec Capital II"). Penelec Capital II is the sponsor of Penelec Capital Trust ("PC Trust"). PC Trust was created in June 1999 as a statutory business trust under Delaware law solely for the purpose of issuing trust preferred securities each representing a 7.34% Cumulative Preferred Security of Penelec Capital II.(2)

         3.       JCP&L Preferred Capital, Inc. ("JCP&L Preferred")

                  JCP&L Preferred is a wholly-owned subsidiary of JCP&L and the sole general partner of JCP&L Capital, L.P. ("JCP&L Capital"). JCP&L Capital was organized for the purpose of issuing JCP&L Monthly Income Preferred Securities.

         4.       JCP&L Transition Holdings, Inc. ("JCP&L Holdings")(3)

                  JCP&L Holdings is a wholly-owned subsidiary of JCP&L and has one subsidiary, JCP&L Transition, Inc. ("JCP&L Transition"). JCP&L Transition is the sole member of JCP&L Transition Funding LLC ("JCP&L Transition Funding") which was organized for the purpose of issuing transition bonds. JCP&L Holdings and JCP&L Transition will be dissolved prior to the issuance of the transition bonds so that, after the dissolutions, JCP&L will be the sole member of JCP&L Transition Funding.


(1) See Metropolitan Edison Company, Holding Co. Act Release No. 26967 (Jan. 19, 1999).
(2) See Pennsylvania Electric Company, Holding Co. Act Release No. 26966 (Jan. 19, 1999).
(3)    Authorization pending in SEC File No. 70-9885
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B.       Telecommunications

         1.     GPU Telcom Services, Inc. ("GPU Telcom")

         GPU Telcom is a wholly-owned subsidiary of GPU and was organized under Delaware law in 2000. It is an exempt telecommunications company ("ETC") and owns interest in several subsidiaries that are also ETCs(4) which include AFN, LLC ("AFN"), AFN Finance Company No. 1, LLC ("AFN No. 1"), Telergy, Inc., of which GPU Telcom owns a 3% convertible preferred non-voting interest, and Last Mile, Inc. (d/b/a Sting Communications), of which GPU owns a 25% non-voting preferred stock interest.

         2.      AFN, LLC

                  AFN was formed as a limited liability company in 2000 and is a super-regional fiber optics joint venture of six energy and telecommunications companies initially offering 8,000 route miles of high-speed fiber connecting major markets in the eastern and central United States. GPU Telcom owns a 25% interest in AFN. AFN applied to the FCC for ETC approval on October 25, 2000; ETC status is deemed effective as of the date of the filing.(5)

         AFN Finance Company No. 1, LLC

                  AFN No. 1 is a wholly-owned subsidiary of GPU Telcom and was created for the exclusive purpose of seeking financing for the provision of radio communications, telecommunications services and information services. AFN No. 1 applied to the FCC for ETC approval on May 31, 2001; ETC status is deemed effective as of the date of the filing.(6)

C.       Exempt Wholesale Generators(7)

         1.       GPU Power, Inc. ("GPU Power")

                  GPU Power is a wholly-owned subsidiary of GPU and was organized under Delaware law in 1994. GPU Power and its subsidiaries develop, own and operate generation facilities outside the United States. GPU Power has ownership interests in operating generating facilities located in foreign countries totaling 1,229 MW (of which GPU Power's equity interests represent 424
MW) of capacity.

                  GPU Power has the following subsidiaries: Guaracachi America, Inc.; Empresa Guaracachi S.A.; EI Barranquilla, Inc.; Termobarranquilla S.A.; Barranquilla Lease Holding, Inc.; Los Amigos Leasing Company Ltd.; EI International; GPUI Colombia Ltda; GPU Power Philippines, Inc.; Magellan Utilities Development Corporation; GPU International Asia, Inc.; Hanover Energy Corp. (Inactive); Austin Cogeneration Corporation (Inactive); Austin


(4) Section 34.
(5) Section 34
(6) Section 34.
(7) Section 32.


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
Cogeneration Partners, L.P.(Inactive); International Power Advisors, Inc.; EI Canada Holding Limited; EI Services Canada Limited; EI Brooklyn Power Limited; EI Brooklyn Investments Limited; and Brooklyn Energy L.P.


D.    Energy Related Activities

         1.       Saxton Nuclear Experimental Corporation ("Saxton")

                  Saxton, a Pennsylvania nonprofit corporation, is collectively owned by JCP&L, Penelec and Met-Ed. Saxton was organized for nuclear experimental purposes and its activities are limited to the decommissioning of the Saxton Nuclear Experimental Station ("SNES").(8)

         2.       Nineveh Water Company ("Nineveh")

                  Nineveh, a water company, is a wholly-owned subsidiary of Penelec.(9)


         3.       GPU EnerTech Holdings, Inc. ("GPU EnerTech").


                  GPU EnerTech was organized under Delaware law in 2000 and holds a 1.82% limited partnership interest in EnerTech Capital Partners II, L.P., an energy-related investment vehicle.(10)

         4.       GPU Service, Inc. ("GPU Service")

                  GPU Service was organized under Pennsylvania law in 1970 and provides accounting, administrative, legal and financial and other services to the GPU Subsidiaries.(11)

         5.       GPU Nuclear, Inc. ("GPU Nuclear")

                  GPU Nuclear was organized in 1980 and administers the maintenance of Three Mile Island Unit No. 2 and the decommissioning of SNES, neither of which is operational.(12)


         6.       GPU Advanced Resources, Inc. ("GPUAR")


(8) See Saxton Nuclear Experimental Corporation, et al., Holding Co. Act Release No. 14227 (May 11, 1960).

(9) See General Public Utilities Corporation, Holding Co. Act Release No. 10982 (Dec. 28, 1951).

(10)   See GPU, Inc., Holding Co. Act Release No. 27139 (Feb. 18, 2000).

(11) See General Public Utilities Corporation, Holding Co. Act Release No. 17112 (Apr. 29, 1971).

(12) See General Public Utilities Corporation, Holding Co. Act Release No. 21708 (Sept. 5, 1980).


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
                  GPUAR was organized under Delaware law in 1996 and engages in energy-related activities, including marketing electricity, gas and other energy commodities.(13)

         7.       GPU Solar, Inc. ("GPU Solar")

                  GPU Solar was organized under New Jersey law in 1997 and develops electrotechnologies.(14)


         8.       MYR Group, Inc. ("MYR")

                  MYR was organized under Delaware law in 1982. MYR is an infrastructure service company which, together with its subsidiaries, builds and maintains power lines and electric systems for electric utilities, telecommunications companies and industrial commercial facilities.(15) MYR's subsidiaries are (i) The L. E. Myers Co.; (ii) Hawkeye Construction, Inc.; (iii) MYRcom, Inc.; (iv) MYRpower, Inc.; (v) Great Southwestern Construction, Inc.;
(vi) Harlan Electric Company; (vii) Sturgeon Electric Company, Inc.; (viii) ComTel Technology Inc.; (ix) Power Piping Company; and (x) D.W. Close Company.


E.      Foreign Utilities Companies(16)

        1.        GPU Capital, Inc. ("GPU Capital")

                  GPU Capital was organized under Delaware law in 1998 and owns all of the stock of GPU Electric, Inc. ("GPU Electric"), a Delaware corporation organized in 1994. GPU Capital and GPU Electric and their subsidiaries(17) (collectively referred to as the "GPU Electric Group") own, operate and fund the acquisition of electric and gas transmission and distribution businesses in the United Kingdom, Australia and Argentina.


(13)   Rule 58(b)(1)(v).
(14)   Rule 58(b)(1)(ii).
(15)   See GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000).
(16)   Section 33.
(17) Such subsidiaries are GPU Argentina Holdings, Inc.; GPU Argentina Services, S.R.L.; GPU Empresa Distribuidora Electrica Regional, S.A.; San Luis Energy S.A.; Compania Electrica La Rioja S.A.; Empresa Distribuidora de Electricidad de la Rioja S.A.; GPU Empresa de Sistemas Electricos Dispersos S.A.; Empresa Distribuidora de Electricidad de Salta S.A.; GPU Australia Holdings, Inc.; VicGas Holdings, Inc.; GPU GasNet Pty Ltd; Transmission Pipelines Australia Pty Limited; GPU GasNet Trading Pty Ltd; Victoria Electric Holdings, Inc.; Victoria Electric, Inc.; Austran Holdings, Inc.; GPU International Australia Pty Ltd; EI UK Holdings, Inc.; Avon Energy Partners Holdings; Avon Energy Partners PLC; Midlands Electricity plc ("Midlands"); Midlands Power International Limited; GPU GasNet A Pty Ltd; GPU GasNet A Trust; GPU GasNet B Pty Ltd; GPU GasNet B Trust; Austran Investments Pty Ltd.


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
                  The GPU Electric Group directly owns 100% of Midlands(18) an electric distribution company in the United Kingdom that serves approximately five million residents. Through its ownership in Midlands, the GPU Electric Group also has ownership interests in operating generating facilities located in foreign countries totaling 4,244 MW (of which the GPU Electric Group's equity interest represents 1,163 MW) of capacity. The GPU Electric Group also owns GPU GasNet Pty Ltd, which owns a high pressure gas transmission pipeline network serving approximately 1.3 million residential customers and 40,000 industrial and commercial users throughout Victoria, Australia. The GPU Electric Group also owns three electric distribution companies in Argentina which serve approximately 335,000 customers.

F.       Non-Utility Holding Companies

                  GPU Diversified Holdings LLC ("GPUDH")

                  GPUDH was organized under Delaware law in 2000. It is a holding company which holds certain GPU System non-utility interests. GPUDH owns interests in several subsidiaries that engage in energy related activities. (19)

G.       Miscellaneous and Inactive Companies

         1.       UMICO Holdings, Inc. ("UMICO")

                  UMICO was organized under New York law in 2000. UMICO is an insurance holding company which provides workers compensation insurance for GPU and UMICO's other owners, which are all utilities. GPU owns approximately 36% of UMICO's outstanding voting shares.(20)

         2.       NCP Ada Power Incorporated ("NCP Ada")

                  NCP Ada was organized under California law in 1990 and is currently inactive.(21)

         3.       NCP Energy, Inc. ("NCP Energy")


(18) Midlands has ownership interests in over 100 subsidiaries that, either directly or indirectly, are engaged in various utility and non-utility businesses. These subsidiaries include Midlands Power International Limited, which, through its subsidiaries, has investments in operating generating facilities located outside the United States totaling 4,201 MW (of which the GPU-related equity interest represents 1,119 MW) of capacity. Through additional subsidiaries, Midlands engages in other, non-utility activities including electricity generation, electrical contracting, metering services and related businesses. A complete list of the Midlands subsidiaries, with the related percentage ownership interest, is attached hereto as Annex A.
(19)   Rule 58(b)(1).
(20)   See GPU, Inc., Holding Co. Act Release No. 27196 (July 6, 2000).
(21)   See Energy Initiatives, Inc., Holding Co. Act Release No. 26053 (May 17,
       1994).


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
                  NCP Energy was organized under California law in 1989 and is currently inactive.(22)

         4.       GPU Brasil, Inc. ("GPU BRASIL")

                  GPU Brasil was organized under Delaware law in 1998 and is currently inactive.

------------------
(22)   See Energy Initiatives, Inc., Holding Co. Act Release No. 26053 (May 17,
       1994).

                                     ANNEX A

Central Power (Holdings) Limited (100.00%)
Contracting From Midlands Electricity Limited (100.00%)
EA Technology Limited (7.89%)
Easy Power Limited (100.00%)
Electra Brands Limited (6.60%)
ElectraLink Limited (7.82%)
Electricality Limited (100.00%)
Electricity Association Limited (5.9%)
Electricity Pension Trustees Limited (5.9%)
Electricity Pensions Limited (5.88%)
Energy Data Services (UK) Limited (100.00%)
Energy Partners Limited (100.00%)
Energy Solutions (UK) Limited (100.00%)
Enizade Limited (100.00%) Future
Gen Limited (100.00%)
Go! Energy Limited (100.00%)
GPU Power Distribution Limited (100.00%)
GPU Power Engineering Limited (100.00%)
GPU Power Investments Ltd. (100.00%)
Achilles Group Limited
Asset Investment Trading Limited (100.00%)
Energy Services (UK) Limited (100.00%)
Geophysical Mapping Services Limited (100.00%)
MEB (Contracting) Limited (100.00%)
MEB (Overseas) Limited (100.00%)
MEB Gas Limited (100.00%)
MEB Trading Limited (100.00%)
Metering Services Limited (100.00%)
Midland Construction Limited (100.00%)
Midlands Electricity International Limited (100.00%)
Midlands Electricity Metering Limited (100.00%)
Midlands Energy Limited (100.00%)
Midlands Metering Services Limited (100.00%)
Midlands Power Limited (100.00%)
Midlands Sales Limited (100.00%)
Powerline Energy Services Limited (100.00%)
Romco Limited (100.00%)
Sisyphus Quebec Limited (100.00%)
Systemes M3i inc (31.02%)
The Energy Services Company Limited (100.00%)
GPU Power Networks (UK) plc (100.00%)
GPU Power Serve Limited (100.00%)
GPU Power UK Limited (100.00%)
GPU Power Utilities Limited (100.00%)
GPU Telecoms UK Limited (100.00%)
MEB Connection Limited (100.00%)
MEB Corporate Insurance Limited (100.00%)
MEB Home Power Limited (100.00%)
MEB Leasing (December) Limited (100.00%)
MEB Leasing (March) Limited (100.00%)
MEB Leasing (September) Limited (100.00%)
MEB Limited (100.00%)
MEB Logistics Limited (100.00%)
MEB Manx Limited (100.00%)
MEB Power Care Limited (100.00%)
MEB Power Force Limited (100.00%)
MEB Power Limited (100.00%)
MEB Power Projects Limited (100.00%)
MEB Power Switch Limited (100.00%)
MEB Powernet Limited (100.00%)
MEB Response Limited (100.00%)
MEB Supply Services Limited (100.00%)
MEB System Limited (100.00%)
Meter Services Limited (100.00%)
Midlands Electricity (Property) Limited (100.00%)
Midlands Electricity (Share Scheme Trustees) Limited (100.00%)
Midlands Electricity Contracting Limited (100.00%)
Midlands Electricity Electrical Contracting Limited (100.00%)
Midlands Electricity Group plc (100.00%)
Mucklow Hill (Three) Limited (100.00%)
Mucklow Hill (Two) Limited (100.00%)
Midlands Electricity Retail Limited (100.00%)
Midlands Electricity Trading Limited (100.00%)
Midlands Generation Limited (100.00%)
Midlands Investments Limited in Liquidation (100.00%)
Midlands Power (Holdings) Limited (100.00%)
Midlands Power Generation Limited (100.00%)
Midlands Power (Hungary) Limited (100.00%)
Midlands Power International Limited (100.00%)
Forestgen Limited (100.00%)
Midlands Generation (Overseas) Limited (100.00%)
Trakya Elektrik Uretim ve Ticaret A.S. (31.00%)
Midlands Hydrocarbons (Pakistan) Limited (100.00%)
Midlands Power (Bangladesh) Limited (100.00%)
Midlands Power (Consultancy) Limited (100.00%)
Midlands Power (Europe) Limited (100.00%)
Midlands Power (HPL) Limited (100.00%)
Humber Power Limited (25.00%)
Midlands Power (Indus) Limited (100.00%)
Midlands Power (One) Limited (100.00%)
Midlands Power (Pakistan) Limited (100.00%)
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Midlands Power (Philippines) Limited (100.00%)
Midlands Power (Suleiman) Limited (100.00%)
Midlands Power (Uch) Limited (100.00%)
Midlands Power (Isle of Man) Limited (100.00%)
UPL HC1.LDC (40.00%)
UPL HC2.LDC (40.00%)
Midlands Power (UK) Limited (100.00%)
Midlands Power (TPL) Limited (100.00%)
Teesside Power Holdings Limited (15.00%)
Teesside Power Limited (19.23%)
Midlands Power Services Limited (100.00%)
Mr Electric Limited (100.00%)
Non-Fossil Purchasing Agency Limited (8.30%)
NPGT Limited (40.00%)
Ongen Limited (100.00%)
REC Collect Limited (25.00%)
Redgen Limited (100.00%)
Redigen Limited (100.00%)
Servgen Limited (100.00%)
St. Clements Services Limited (9.87%)
Value Power Services Limited (100.00%)